Exhibit 99.1

Compensation Arrangements with Outside Directors

In September 2020, the Board of Directors and its Compensation Committee conducted their annual review of non-management (outside) director compensation and approved no change in the annual retainer or committee chairperson fees.

Accordingly, outside directors continue to be paid an annual retainer of $132,000. Chairpersons of the Compensation, Nominating & Governance, and Information Technology Oversight Committees are paid an additional annual fee of $15,000. The Audit Committee chairperson is paid an additional annual fee of $25,000. In addition, each outside director who was elected at FedEx’s 2020 annual meeting received a stock option for 2,590 shares of FedEx common stock. Outside directors may elect to receive their annual retainer in all cash, all shares or 50% in cash and 50% in shares.

Any outside director who is elected to the Board after the 2020 annual meeting will receive the applicable pro rata portion of the annual retainer and stock option grant in connection with his or her election.

The Compensation Committee annually reviews director compensation, including, among other things, comparing FedEx’s director compensation practices with those of other companies with annual revenues between $25 billion and $100 billion (this year’s comparison group included 95 companies, which are listed on Appendix A attached hereto, and was based on proxy statement data provided by a third-party compensation data provider). Before making a recommendation regarding director compensation to the Board, the Compensation Committee considers that the directors’ independence may be compromised if compensation exceeds appropriate levels or if FedEx enters into other arrangements beneficial to the directors.

Appendix A

3M Company

Abbott Laboratories

AbbVie Inc.

Accenture plc

Alimentation Couche-Tard Inc.

The Allstate Corporation

Altria Group, Inc.

American Airlines Group Inc.

American Express Company

American International Group, Inc.

Archer-Daniels-Midland Company

Arrow Electronics, Inc.

Bank of America Corporation

Best Buy Co., Inc.

The Boeing Company

Bristol Myers Squibb Company

Caterpillar Inc.

Centene Corporation

Charter Communications, Inc.

CHS Inc.

Chubb Limited

Cisco Systems, Inc.

Citigroup Inc.

The Coca-Cola Company

ConocoPhillips

Deere & Company

Dell Technologies Inc.

Delta Air Lines, Inc.

Dollar General Corporation

Dow Inc.

Duke Energy Corporation

Enbridge Inc.

Energy Transfer L.P.

Enterprise Products Partners L.P.

Exelon Corporation

Facebook, Inc.

Federal National Mortgage Association

General Dynamics Corporation

General Electric Company

The Goldman Sachs Group, Inc.

Great-West Lifeco Inc.

HCA Healthcare, Inc.

Hewlett Packard Enterprise Company

Honeywell International Inc.

HP Inc.

Humana Inc.

Intel Corporation

International Business Machines Corporation

A-1

Jabil Inc.

Johnson & Johnson

Lockheed Martin Corporation

Lowe’s Companies, Inc.

LyondellBasell Industries N.V.

Macy’s, Inc.

Manulife Financial Corporation

Medtronic Public Limited Company

Merck & Co., Inc.

MetLife, Inc.

Mondelez International, Inc.

Morgan Stanley

NIKE, Inc.

Northrop Grumman Corporation

Oracle Corporation

PACCAR Inc.

PepsiCo, Inc.

Pfizer Inc.

Philip Morris International Inc.

Plains All American Pipeline, L.P.

Plains GP Holdings, L.P.

The Proctor & Gamble Company

The Progressive Corporation

Prudential Financial, Inc.

Publix Super Markets, Inc.

Raytheon Company

Raytheon Technologies Corporation

Schlumberger N.V.

Sprint Corporation

Starbucks Corporation

StoneX Group Inc.

Suncor Energy Inc.

Sysco Corporation

Target Corporation

Tech Data Corporation

Thermo Fisher Scientific Inc.

The TJX Companies, Inc.

T-Mobile US, Inc.

The Travelers Companies, Inc.

Tyson Foods, Inc.

United Airlines Holdings, Inc.

United Parcel Service, Inc.

US Foods Holding Corp.

ViacomCBS Inc.

The Walt Disney Company

Wells Fargo & Company

World Fuel Services Corporation

A-2